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Exhibit 23.1



CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of IXYS Corporation of our report dated May 21, 2001 relating to the financial statements and financial statement schedules of IXYS Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.





/s/PricewaterhouseCoopers LLP
San Jose, California


May 14, 2002